UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2013

CNO Financial Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31792	75-3108137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11825 North Pennsylvania Street
Carmel, Indiana  46032
(Address of Principal Executive Offices) (Zip Code)

(317) 817-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On March 28, 2013, CNO Financial Group, Inc. ("CNO") issued a press release announcing the following capital actions that occurred during the first quarter of 2013: (i) completion of a tender offer pursuant to which $59.3 million aggregate principal amount of its outstanding 7% Convertible Senior Debentures due 2016 were repurchased for $125.9 million; (ii) a common stock dividend payment of $4.4 million; and (iii) principal payments of $13.5 million under our Senior Secured Credit Agreement. CNO also announced that it will report results for the first quarter of 2013 after the market closes on Wednesday, April 24, 2013. CNO will host a conference call to discuss results at 11:00 a.m. Eastern Time on Thursday, April 25, 2013. A copy of CNO’s press release is attached hereto as Exhibit 99.1.

The information contained in this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01(d).	Financial Statements and Exhibits.

99.1	Press release of CNO Financial Group, Inc. dated March 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 28, 2013

CNO Financial Group, Inc.
	By:	/s/ Karl W. Kindig
Karl W. Kindig
Senior Vice President and Secretary

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